Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 22, 2004 (except Note 18 as to which the date is                 , 2004), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-115538) and related Prospectus of Targacept, Inc. dated December 15, 2004.

        Ernst & Young LLP

Greensboro, North Carolina

                , 2004

The forgoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 18 to the financial statements.

/s/    Ernst & Young LLP

Greensboro, North Carolina

December 15, 2004